UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2022

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On November 9, 2022, Accel Entertainment, Inc. (the “Company”) announced that Christie Kozlik, 44, has been appointed to the position of Chief Accounting Officer, effective as of November 9, 2022, and will assume the role of principal accounting officer.
Ms. Kozlik, previously served as Vice President, Accounting Consolidations and SEC Reporting at Assurant, Inc. (“Assurant”), a global insurance company, from November 2021 to October 2022. Prior to Assurant, Ms. Kozlik served as the Director of Shareholder Reporting at Allstate Insurance Company, a national insurance company, from May 2015 to November 2021. In addition, Ms. Kozlik spent over 10 years in audit and advisory services at KPMG LLP. Ms. Kozlik is a certified public accountant and holds a Bachelor of Science degree from Indiana University.
In connection with Ms. Kozlik’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Kozlik, which includes the following terms: (i) an annual base salary of $265,000 (the “Base Salary”), (ii) an annual discretionary bonus of up to 50% of Ms. Kozlik’s Base Salary and a discretionary annual equity-based incentive award grant commencing in calendar year 2023 with a target grant date value equal to 50% of Ms. Kozlik’s Base Salary; (iii) an award of restricted stock units (the “RSU Award”) covering 20,000 shares of the Company’s Class A-1 common stock pursuant to the Company’s Long Term Incentive Plan (the “LTIP”); and (iv) an award of stock options covering 20,000 shares of the Company’s Class A-1 common stock (the “Option Award” and, together with the RSU Award, the “Awards”) pursuant to the Company’s LTIP. The Awards will vest as to one-fourth of the shares on the second anniversary of the date of grant, with the remainder vesting ratably on a quarterly basis over the subsequent two years, so long as Ms. Kozlik remains employed by the Company through such vesting date. In addition, in the event Ms. Kozlik experiences a termination of her employment without “cause” or she resigns for “good reason” (each as defined in the Employment Agreement), she will become entitled to (i) an amount equal to the sum of (A) the annual base salary paid to her during the six-month period immediately preceding such termination plus (B) the most recent annual bonus payment made to her immediately preceding such termination and (ii) twelve months of continued COBRA coverage. Ms. Kozlik’s receipt of the foregoing severance payments and benefits is subject to her delivery of an effective release of claims against the Company and its affiliates. The Employment Agreement includes a one-year post-termination non-competition covenant and a one-year post-termination employee and customer non-solicitation covenant.
Further, in connection with her appointment, Ms. Kozlik will enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.5 to the Company’s Periodic Report on Form 8-K filed with the Commission on November 20, 2019 (File No. 001-38136).
There is no arrangement or understanding between Ms. Kozlik and any other persons pursuant to which Ms. Kozlik was selected as the Company’s Chief Accounting Officer. Ms. Kozlik has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Kozlik and any director or other executive officer of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: November 9, 2022	By:	/s/ Mathew Ellis
Mathew Ellis
Chief Financial Officer

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